UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 25, 2007

OLIN CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	1-1070	13-1872319
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

190 Carondelet Plaza, Suite 1530
Clayton, MO	63105-3443
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (314) 480-1400

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement

The information required by this item is included under Item 2.03.

Item 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 25, 2007, Olin Corporation (the “Company”) and certain of its subsidiaries entered into an accounts receivables purchase program with various investors and investor agents, and Citicorp North America, Inc., as the program agent (the “Receivables Facility”).  Pursuant to a purchase and contribution agreement, the Company and certain of its subsidiaries (the “Originators”) will sell, convey, transfer and assign or contribute certain accounts receivable and related rights on a daily basis (the “Accounts Receivable”) to Olin Funding Company LLC (“OFC”), a wholly owned special purpose entity controlled by the Company, in exchange for a combination of cash, letters of credit issued to the account of one or more Originators, subordinated promissory notes and/or equity of OFC.  Pursuant to a receivables purchase agreement, OFC will in turn sell undivided percentage interests in the Accounts Receivable (the “Receivables Pool”) in exchange for cash and other consideration of up to Two Hundred Fifty Million US Dollars ($250,000,000.00) outstanding from time to time. The purchase of the Accounts Receivable by OFC will be pursuant to a certain Purchase and Contribution Agreement, dated as of July 25, 2007, among the Company, A.J. Oster Co., A.J. Oster Foils, Inc., A.J. Oster West, Inc., Bryan Metals, Inc., Chase Brass & Copper Company, Inc. as sellers, OFC as purchaser, and the Company as collection agent (the “Purchase and Contribution Agreement”). The sale of the undivided percentage interest in the Receivables Pool and the funding of the Receivables Facility will be pursuant to a certain Receivables Purchase Agreement dated as of July 25, 2007 among OFC as seller, the Company as collection agent, CAFCO, LLC and Variable Funding Capital Company LLC as investors, Citibank, N.A. and Wachovia Bank, National Association, (“Wachovia Bank”) as banks, Citicorp North America, Inc. (“CNAI”) as program agent, and CNAI and Wachovia Bank as investor agents (the “Receivables Purchase Agreement”).  The Company acts as a collection agent for the Receivables Facility. Unless earlier terminated or subsequently extended pursuant to the terms of the Receivables Purchase Agreement, the Receivables Facility will expire on July 18, 2012.  The Receivables Facility will be used as one mechanism to fund the Company’s acquisition of Pioneer Companies, Inc. and fulfill the Company’s long-term liquidity needs.

Terms and Conditions of the Purchase and Contribution Agreement

Under the Purchase and Contribution Agreement, the Originators will sell or contribute the Accounts Receivable to OFC. The purchase price for the Accounts Receivable will be based on an agreed upon discount to the outstanding balance of the sold Accounts Receivable. In consideration for the Company’s capital contribution of Accounts Receivable (i) on the initial purchase date, the Company will receive the sole equity interest in OFC and (ii) after the initial purchase date, the Company’s equity interest will be increased by the value of the Accounts Receivables contributed.  The performance of the originating subsidiaries under the Purchase and Contribution Agreement is guaranteed by the Company. The Purchase and Contribution Agreement contains representations, warranties, covenants and indemnities customary for agreements of this type.

A copy of the Purchase and Contribution Agreement is attached to this Current Report as Exhibit 10.1.

Terms and Conditions of the Receivables Purchase Agreement

Under the Receivables Purchase Agreement, OFC will sell undivided percentage interests in the Receivables Pool to certain financial institutions (the “Purchasers”) in exchange for cash in an amount of up to Two Hundred Fifty Million US Dollars ($250,000,000.00) from time to time outstanding. The Receivables Facility is secured by a first priority interest in the Accounts Receivable owned by OFC. The Receivables Agreement contains representations, warranties, covenants and indemnities customary for programs of this type.

A copy of the Receivables Purchase Agreement is attached to this Current Report as Exhibit 10.2.

A copy of the registrant’s press release dated July 25, 2007, announcing the entry by Olin and certain of its subsidiaries into an accounts receivable purchase program with various investors and investor agents, and Citicorp North America, Inc., as the program agent, which was furnished as Exhibit 99.1 to a Form 8-K furnished with the SEC on July 25, 2007, is incorporated by reference herein.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1
Purchase and Contribution Agreement dated as of July 25, 2007, among A.J. Oster Co., A.J. Oster Foils, Inc., A.J. Oster West, Inc., Bryan Metals, Inc., Chase Brass & Copper Company, Inc., and Olin Corporation, as sellers, Olin Funding Company LLC, as purchaser, and Olin Corporation, as collection agent.

10.2
Receivables Purchase Agreement dated as of July 25, 2007, among Olin Funding Company LLC, as seller, CAFCO, LLC and Variable Funding Capital Company LLC, as investors, Citibank, N.A. and Wachovia Bank, National Association, (“Wachovia Bank”) as banks, Citicorp North America, Inc. (“CNAI”), as program agent, CNAI and Wachovia Bank, as investor agents, and Olin Corporation, as collection agent.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
.

OLIN CORPORATION

By:	/s/ George H. Pain
Name: George H. Pain
Title: Vice President, General
Counsel and Secretary

Date:  July 27, 2007

EXHIBIT INDEX

Exhibit No.	Description

10.1
Purchase and Contribution Agreement dated as of July 25, 2007, among A.J. Oster Co., A.J. Oster Foils, Inc., A.J. Oster West, Inc., Bryan Metals, Inc., Chase Brass & Copper Company, Inc., and Olin Corporation, as sellers, Olin Funding Company LLC, as purchaser, and Olin Corporation, as collection agent.

10.2
Receivables Purchase Agreement dated as of July 25, 2007, among Olin Funding Company LLC, as seller, CAFCO, LLC and Variable Funding Capital Company LLC, as investors, Citibank, N.A. and Wachovia Bank, National Association, (“Wachovia Bank”) as banks, Citicorp North America, Inc. (“CNAI”), as program agent, CNAI and Wachovia Bank, as investor agents, and Olin Corporation, as collection agent.